Jeffrey N. West
Stock Option Exercise - 11/18/13

No. of Shares  Share price

93    61.1200

319    61.1600

14    61.1700

74    61.1700

500    61.3700

2,000   61.4000

600    61.4500

400    61.4600

100    61.4600

100    61.4680

200   61.4800

600    61.5000